UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

The purpose of this Schedule 14A is to file the first quarter 2013 earnings call presentation for use by Telephone and Data Systems, Inc. (“TDS”) on and after May 3, 2013.

IMPORTANT INFORMATION:  TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with TDS 2013 annual meeting of shareholders.  Information regarding TDS directors and executive officers and other participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise is set forth TDS’s definitive proxy statement relating to its 2013 annual meeting, as filed with the Securities and Exchange Commission ( “SEC”) on April 19, 2013.  The 2013 proxy statement, other solicitation material and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov  or from TDS as provide on its website at www.teldta.com.  TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIAL FILED BY TDS IN CONNECTION WITH THE TDS 2013 ANNUAL MEETING OF SHAREHOLDERS BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS.